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                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               EXHIBIT INDEX


Exhibit
Number

10.  MATERIAL CONTRACTS

     A.   Shareholders' Agreement, dated April 26, 1994, among
          Policy Management Systems Corporation, General Atlantic
          Partners 14, L.P. and GAP Coinvestment Partners (Filed herewith)

     B. Registration Rights Agreement, dated April 26, 1994 among Policy Management Systems Corporation, General Atlantic
          Partners 14, L.P. and GAP Coinvestment Partners (Filed herewith)

     C. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer (Filed herewith)